AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 1998
                                               REGISTRATION NO. 333-
      ======================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                   ---------------
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ---------------
                              MDU RESOURCES GROUP, INC.
                (Exact name of registrant as specified in its charter)

                        DELAWARE                        41-0423660
              (State or other jurisdiction           (I.R.S. Employer
            of incorporation or organization)      Identification No.)

                                  Schuchart Building
                                918 East Divide Avenue
                                    P.O. Box 5650
                          Bismarck, North Dakota 58506-5650
                                    (701) 222-7900
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


           HAROLD J. MELLEN, JR.   WARREN L. ROBINSON    RICHARD M. FARMER
            President and Chief      Vice President,     Reid & Priest LLP
             Executive Officer          Treasurer          40 West 57th
           MDU Resources Group,    and Chief Financial        Street
                   Inc.                  Officer           New York, New
            Schuchart Building    MDU Resources Group,      York 10019
              918 East Divide             Inc.            (212) 603-2000
                  Avenue           Schuchart Building
               P.O. Box 5650         918 East Divide
              Bismarck, North            Avenue
            Dakota  58506-5650        P.O. Box 5650
              (701) 222-7900         Bismarck, North
                                   Dakota  58506-5650
                                     (701) 222-7900

            (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                   With a copy to:

                                 DOUGLAS E. DAVIDSON
                           Berlack, Israels & Liberman LLP
                                 120 West 45th Street
                               New York, New York 10036
                                    (212) 704-0100

             APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
          From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ].

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering
          [ ].

             If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

                                   ---------------
                           CALCULATION OF REGISTRATION FEE
     ==========================================================================
        TITLE OF
       EACH CLASS
           OF                        PROPOSED         PROPOSED
       SECURITIES     AMOUNT TO       MAXIMUM          MAXIMUM      AMOUNT OF
          TO BE          BE       OFFERING PRICE      AGGREGATE    REGISTRATION
       REGISTERED    REGISTERED      PER UNIT      OFFERING PRICE      FEE
     --------------------------------------------------------------------------
      Common
      Stock, $3.33    3,400,000
      par value        shares      $35.4375(1)    $120,487,500(1)   $35,543.82
     --------------------------------------------------------------------------
      Preference
      Share
      Purchase        3,400,000
      Rights           rights           --               --           -- (2)
     ==========================================================================
          (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and the low prices of the Company's Common Stock as reported on the New York Stock Exchange composite tape on March 18,
               1998.
          (2)  Since no separate consideration is paid for the Preference
               Share Purchase Rights, the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Preference Share Purchase Rights, if any, is reflected in the market price of the Common
               Stock.

             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


                     SUBJECT TO COMPLETION, DATED March 25, 1998

          PROSPECTUS
          ----------

                                   3,400,000 SHARES
                              MDU RESOURCES GROUP, INC.
                                     COMMON STOCK
                              PAR VALUE, $3.33 PER SHARE


                                   ----------------

             This Prospectus relates to the offering, from time to time, of up to 3,400,000 shares of MDU Resources Group, Inc. (the
          "Company") Common Stock, par value $3.33 per share (the "Common Stock") and the appurtenant Preference Share Purchase Rights (the "Rights", and together with the 3,400,000 shares of Common Stock, the "Offered Shares") on terms to be determined at the time of sale, of which 2,169,068 Offered Shares are being offered for sale by the Company and 1,230,932 Offered Shares are being offered for sale by certain shareholders of the Company (the "Selling Shareholders"). This Prospectus will be supplemented by one or more Prospectus Supplements ("Prospectus Supplement") which will reflect any agreement entered into by the Company and, to the extent applicable, the Selling Shareholders for the sale of the Offered Shares and will set forth the number of Offered Shares, proceeds to the Company and the Selling Shareholders, initial offering price, and other specific terms of the applicable offering of the Offered Shares in respect of which this Prospectus is being delivered. The Company will not receive any of the proceeds from the sale of Offered Shares by the Selling Shareholders. See "Selling Shareholders." The Company will pay all expenses in connection with the registration and offering of the Offered
          Shares under the Securities Act of 1933, as amended (the "Securities Act"), other than the following expenses of the Selling Shareholders, which will be paid by the Selling
          Shareholders: (i) underwriting discounts and commissions with respect to the Offered Shares offered for sale by the Selling Shareholders, (ii) placement agency fees or financial advisor fees with respect to such Offered Shares and (iii) the fees and expenses of their counsel.

             The Company's outstanding shares of Common Stock and the appurtenant Rights (including the Offered Shares offered for sale by the Selling Shareholders) are, and the Offered Shares offered for sale by the Company are expected to be, listed on the New York Stock Exchange (the "NYSE") and the Pacific Exchange under the symbol MDU.

                                   ----------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                     SECURITIES COMMISSION NOR HAS THE SECURITIES
                         AND EXCHANGE COMMISSION OR ANY STATE
                          SECURITIES COMMISSION PASSED UPON
                           THE ACCURACY OR ADEQUACY OF THIS
                            PROSPECTUS. ANY REPRESENTATION
                                 TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.


             The Offered Shares may be sold directly by the Company or the Selling Shareholders, through agents designated from time to time or through underwriters. If an agent of the Company or the Selling Shareholders or any underwriter is involved in the sale of any Offered Shares in respect of which this Prospectus is being delivered, the names of such agents or underwriters, any applicable discounts, commissions or allowances and a description of any indemnification arrangements will be set forth in a Prospectus Supplement. See "Plan of Distribution."



                                   ----------------

              The date of this Prospectus is                     , 1998.

                                AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy and information statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, Suite 1300, New York, New York, 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information filed electronically by the Company. The Company's outstanding Common Stock and the appurtenant Rights are listed for trading on the NYSE and on the Pacific Exchange. Reports, proxy and information statements, and other information concerning the Company can also be inspected at the offices of the NYSE and the Pacific Exchange.

             The Company has filed a Registration Statement on Form S-3 (herein, together with all exhibits and amendments thereto, called the "Registration Statement") with the SEC under the Securities Act with respect to the Offered Shares. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement. Statements contained herein concerning any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents heretofore filed by the Company with the SEC are hereby incorporated by reference in this Prospectus:

             1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (including portions of the Annual Report to Stockholders); and

             2. The Company's Registration Statement on Form 8-A dated November 17, 1988.

             All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus.

             Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for copies of such documents should be addressed to Office of the Treasurer, MDU Resources

          Group, Inc., Schuchart Building, 918 East Divide Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 222-7900.

             The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in any or all documents which have been or may be incorporated in this Prospectus by reference.

                                     THE COMPANY

             The Company is a diversified natural resource company incorporated under the laws of the State of Delaware in 1924.
          The Company's principal executive offices are located at the following address: Schuchart Building, 918 East Divide Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 222-7900.

             Montana-Dakota Utilities Co., the public utility division of the Company, provides electric and/or natural gas and propane distribution service at retail to 256 communities in North Dakota, eastern Montana, northern and western South Dakota and northern Wyoming, and owns and operates electric power generation and transmission facilities. The Company, through its wholly owned subsidiary, Centennial Energy Holdings, Inc., owns Williston Basin Interstate Pipeline Company ("Williston Basin"), Knife River Corporation ("Knife River"), the Fidelity Oil Group ("Fidelity Oil") and Utility Services, Inc. ("Utility Services"). Williston Basin produces natural gas and provides underground storage, transportation and gathering services through an interstate pipeline system serving Montana, North Dakota, South Dakota and Wyoming and, through its wholly owned subsidiary, Prairielands Energy Marketing, Inc., seeks new energy markets while continuing to expand present markets for natural gas and propane. Knife River, through its wholly owned subsidiary, KRC Holdings, Inc. and its subsidiaries, surface mines and markets aggregates and related construction materials in Alaska, California, Hawaii and Oregon. In addition, Knife River surface mines and markets low sulfur lignite coal at mines located in Montana and North Dakota. Fidelity Oil is comprised of Fidelity Oil Co. and Fidelity Oil Holdings, Inc., which own oil and natural gas interests throughout the United States, the Gulf of Mexico and Canada through investments with several oil and natural gas producers. Utility Services, through its wholly owned subsidiaries, International Line Builders, Inc. and High Line Equipment, Inc., installs and repairs electric transmission and distribution power lines in the western United States and Hawaii and provides related supplies and equipment.

                                 SELLING SHAREHOLDERS

               The Company acquired all of the stock of Morse Bros., Inc. ("MBI") and S2 - F Corp. ("S2 - F") on March 5, 1998. As a result of these transactions, shareholders of MBI and S2 - F received an aggregate of 3,848,351 shares of Company Common
          Stock. The terms of two separate, but substantially identical Stock Disposition Agreements, each dated March 5, 1998, between the Company and certain MBI shareholders (the "MBI Selling Shareholders") and the Company and the S2 - F shareholders provide that the Company will register for resale under the Securities Act certain of the shares of Company Common Stock issued to the MBI Selling Shareholders and the S2 - F shareholders listed in the table below. Each Selling Shareholder is offering all shares of Company Common Stock owned by such Selling Shareholder that it is permitted to sell as of the date of this Prospectus under the Stock Disposition Agreement to which it is a party.(1)

               Pursuant to separate but substantially identical Stockholders' Agreements dated as of March 5, 1998, the Common Stock owned after the offering of the Offered Shares by each Selling Shareholder is subject to certain restrictions, including but not limited to (i) limitations on each Selling Shareholder's ability to transfer its shares for a period of four years and
          (ii) for a period of five years, requiring each Selling Shareholder to (A) cause all of the shares to be present, in person or proxy, for quorum purposes, at all meetings of stockholders of the Company, (B) vote all shares entitled to be

          ----------------
          (1) A group of previous MBI shareholders owning in the aggregate 145,717 shares of Company Common Stock are not parties to the MBI Stock Disposition Agreements and, therefore, are not offering for sale shares of Company Common Stock pursuant to this offering.

          voted by the Selling Shareholder in accordance with the recommendation of the Board of Directors of the Company, other than the election of directors, (C) not, alone or with any other person, seek or accept a seat on the Board of Directors of the Company, (D) not acquire any additional shares of Company Common Stock except through (1) the reinvestment of dividends or (2) compensation plans of the Company, (E) not solicit proxies to vote any shares of Company Common Stock, (F) not form or participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the shares, (G) not solicit or encourage any person to acquire shares of Company Common Stock and (H) not make any proposal with respect to a merger or business combination involving the Company or any of its subsidiaries.

               The aforementioned Stock Disposition Agreements provide that the Company will issue to the MBI Selling Shareholders or the S2 - F shareholders, as the case may be, additional shares of Company Common Stock pursuant to a price formula if the gross sale price for the Offered Shares sold by the Selling Shareholders (or, in the event no sales are made, if the market price of the Company Common Stock on September 1, 1998) is lower than $29.3125 per share. Each such Stock Disposition Agreement further provides that the number of additional shares to be issued pursuant thereto will in no event exceed a stated number which, in the case of the MBI Selling Shareholders is 300,000 shares and, in the case of the S2 - F shareholders is 5,000 shares. The share information set forth in the Selling Shareholder Table below and in Note 1 thereto assumes no such additional issuances occur.

             The following table lists the Selling Shareholders, the number of shares of Common Stock of the Company beneficially owned by each Selling Shareholder as of the date of this Prospectus, the number of Offered Shares to be offered for sale by each Selling Shareholder and the number of outstanding shares of Common Stock to be owned by each Selling Shareholder after completion of the offering.

                                       COMMON                   COMMON
                                       STOCK        SHARES       STOCK
                                       OWNED        TO BE        OWNED
                   SELLING            PRIOR TO      OFFERED      AFTER
                SHAREHOLDER(1)(2)     OFFERING      HEREBY      OFFERING
          ----------------------------------------------------------------

           J. Franklin Morse(3)       380,841      100,238     280,603

           The Joseph D. Morse
             Revocable Trust, dated
             January 25, 1993(4)       88,069       24,294      63,775

           The Forrest W. Morse
             Revocable Trust, dated
             May 21, 1993(5)          104,187       28,739      75,448

           The William F. Morse
             Revocable Trust, dated
             October 5, 1993(6)        96,127       26,516      69,611

           Scot F. Morse               22,832        8,301      14,531

           Kerry Lin Tong              22,832        8,301      14,531

           Michael D. Morse(7)        393,491      143,117     250,374

           Derek C. Morse(8)            8,293        3,018       5,275

           Brock M. Morse(9)            8,293        3,018       5,275

           Tari Morse as Custodian
             for Tyler A. Morse Under
             the Oregon Uniform
             Transfer to Minors Act     8,293        3,018       5,275

           The Tyler A. Morse
             Trust, dated April 24,
             1997                      16,126        5,865      10,261

           The Joy L. Morse
             Irrevocable Trust, dated
             December 24, 1996         19,867        7,224      12,643

           The Brock M. Morse
             Trust, dated April 24,
             1997                      16,126        5,865      10,261

           The Derek C. Morse
             Trust, dated April 24,
             1997(8)                   16,126        5,865      10,261

           Steven G. Morse(10)         464,729      169,021     295,708

           Jennifer L. Smith           12,094        4,398       7,696

           Gregory F. Morse(11)       461,757      162,684     299,073

           The Sara L. Morse Trust,
             dated October 31, 1995     8,292        3,018       5,274

           The Bryan T. Morse
             Trust, dated October 31,
             1995                       8,292        3,018       5,274

           Jonathan B. Morse(12)      304,403      110,712     193,691

           Travis L. Morse              3,741        1,359       2,382

           Gabriel J. Morse             3,741        1,359       2,382

           Susan L. Morse as
             Custodian for Justin W.
             Morse Under the Oregon
             Uniform Transfer to
             Minors Act                 3,741        1,359       2,382

           Susan L. Morse as
             Custodian for Amanda N.
             Morse Under the Oregon
             Uniform Transfers to
             Minors Act                 3,741        1,359       2,382

                                       COMMON                    COMMON
                                       STOCK        SHARES       STOCK
                                       OWNED        TO BE        OWNED
                   SELLING            PRIOR TO      OFFERED      AFTER
                SHAREHOLDER(1)(2)     OFFERING      HEREBY      OFFERING
          ----------------------------------------------------------------

           The Travis Lee Morse
             Gift Trust, dated May
             15, 1997                   8,681        3,160       5,521

           The Justin Wade Morse
             Gift Trust, dated May
             15, 1997                   8,681        3,160       5,521

           The Amanda Nicole Morse
             Gift Trust, dated May
             15, 1997                   8,681        3,160       5,521

           The Gabriel Jerome Morse
             Gift Trust, dated May
             15, 1997                   8,681        3,160       5,521

           Raymond W. Morse(13)       123,104       44,770      78,334

           Phyllis J. Helland         123,084       44,770      78,314

           Diana M. Perdue(14)        123,104       44,770      78,334

           John G. Perdue             123,084       44,770      78,314

           The Anne M. Novakovich
             Family Trust, dated
             October 29, 1996(15)     158,587       57,678     100,909

           The Anne M. Novakovich
             Children's Trust, dated
             April 8, 1997(15)         56,447       20,532      35,915

           Angela Andersen              4,418        1,606       2,812

           Clinton D. Andersen          4,418        1,606       2,812

           The McBride Family
             Limited Partnership(16)   84,149       30,606      53,543

           Debbie McCool                6,705        2,436       4,269

           Richard Lyon(17)             6,705        2,436       4,269

           Northwest Christian
             College                   60,150       60,150           0

           Willamette Valley
             Rehabilitation Center,
             Inc.                       8,270        8,270           0

           R. Gary Ferguson(18)        95,981       14,225      81,756

           Dennis L. Smallwood(19)     53,989        8,001      45,988
          ----------------------------------------------------------------
           Totals                   3,542,953    1,230,932   2,312,021
          ================================================================

          (1) If the Company Common Stock holdings of the Selling Shareholders were aggregated, then, based upon the number of shares of the Company Common Stock outstanding on December 31, 1997 and giving effect both to the issuance on March 5, 1998 of 3,848,351 shares of Company Common Stock to former shareholders of MBI and S2 - F, including 3,542,953 shares issued to the Selling Shareholders, and to the sale of 1,230,932 of such shares pursuant to this Prospectus, the total number of shares of Company Common Stock owned by the Selling Shareholders would be 2,312,021 shares, or approximately 7.00% of the outstanding Company Common
              Stock.

          (2) The MBI Selling Shareholders, which comprise all of the Selling Shareholders other than R. Gary Ferguson and
              Dennis L. Smallwood, filed a Schedule 13G with the SEC on March 13, 1998 to report their share ownership in the Company but disclaimed the existence of a "group." If the Company Common Stock holdings of the MBI Selling
              Shareholders were aggregated, then, based upon the number of shares of Company Common Stock outstanding on December 31, 1997 and giving effect both to the issuance on March 5, 1998 of 3,848,351 shares of Company Common
              Stock to former shareholders of MBI and S2 - F, including 3,392,983 shares issued to the MBI Selling Shareholders, and to the sale of 1,208,706 of such shares pursuant to this Prospectus, the total number of shares of Company Common Stock owned by the MBI Selling Shareholders would be 2,184,277 shares, or approximately 6.62% of the outstanding Company Common Stock.

          (3) President of MBI, now a subsidiary of the Company.

          (4) Joseph D. Morse is a former officer and director of MBI.

          (5) Forrest W. Morse is a former officer and director of MBI.

          (6) William F. Morse is a former officer and director of MBI.

          (7) Former director and current manager of MBI.

          (8) Former employee of MBI.

          (9) Former employee of MBI.

          (10) Former director and manager of and consultant to MBI.

          (11) Former director and current manager of MBI.

          (12) Former director of and consultant to MBI.

          (13) Former director of MBI.

          (14) Former director of MBI.

          (15) Anne M. Novakovich is a former director of MBI.

          (16) Judith M. McBride, a partner of the McBride Family Limited Partnership, is a former director of MBI.

          (17) Current employee of MBI.

          (18) Former director and current officer of S2 - F.

          (19) Former director and current officer of S2 - F.




                                   USE OF PROCEEDS

            The net proceeds to the Company from the sale of the Offered Shares by the Company may be used for the refunding of outstanding debt obligations, for corporate development purposes (including the potential acquisition of businesses and/or business assets), and for other general corporate purposes. The Company will not receive any of the proceeds from the sale of Offered Shares offered for sale by the Selling Shareholders. See "Selling Shareholders."


                        DESCRIPTION OF COMMON STOCK AND RIGHTS

            The Company's authorized capital stock consists of 75,000,000 shares of Common Stock, $3.33 par value, 500,000 shares of Preferred Stock, $100 par value, 1,000,000 shares of Preferred Stock A, without par value, and 500,000 shares of Preference Stock, without par value.

            COMMON STOCK. The following statements are summaries of certain provisions with respect to the Common Stock of the Company contained in its Certificate of Incorporation, as amended, as affected by certain rights of the holders, if any, of the Company's Preferred Stock, Preferred Stock A and Preference Stock and by certain provisions of its Indenture of Mortgage, dated May 1, 1939, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee), as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992 and as further amended, (the "Indenture"). Such statements, which do not purport to be complete, are subject in all respects to the full provisions of the Certificate of Incorporation, as amended, and the Indenture, to which reference is made.

            Dividends may be paid on the Common Stock as determined by the Board of Directors out of funds legally available therefor but only if full dividends on all outstanding series of the Preferred Stock, Preferred Stock A and Preference Stock for the then current and all prior dividend periods and any required sinking fund payments with respect to any outstanding series of such Preferred Stock, Preferred Stock A or Preference Stock have been paid or provided for. The Company's Indenture contains certain restrictions upon, among other things, the payment or declaration of cash dividends on shares of the Company's Common Stock.

            The holders of the Common Stock have exclusive voting rights on the basis of one vote per share, except as may be fixed and determined by the Board of Directors in respect of series of the Preferred Stock and Preferred Stock A, or as set forth in the Certificate of Incorporation, as amended, with respect to the Preference Stock or as otherwise provided by law.

            Whenever the cumulative dividends on any outstanding series of the Preferred Stock, Preferred Stock A or Preference Stock are unpaid, in whole or in part, for a period of one year, the holders of the Preferred Stock and Preferred Stock A, or Preference Stock, as the case may be, shall be entitled to the same voting rights as the holders of the Common Stock, namely one vote for each share of Preferred Stock, Preferred Stock A or Preference Stock held. Such voting rights remain in effect until all arrears in the payment of the cumulative dividends shall have been paid and the dividends thereon for the current dividend period shall have been declared and the funds for the payment thereof set aside. In addition, the consent of the holders, if any, of specified percentages of certain series of the Preferred Stock and Preferred Stock A is required in connection with certain amendments to the Company's Certificate of Incorporation, as amended, and certain increases in authorized amounts or changes in stock senior to the Common Stock.

            The holders of the Common Stock are entitled in liquidation to share ratably in the assets of the Company after required preferential payments to the holders of the Preferred Stock, Preferred Stock A and Preference Stock.

            The Common Stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto. The outstanding Common Stock is fully paid and nonassessable.

            The Company's Certificate of Incorporation, as amended, contains certain provisions which make it difficult to obtain control of the Company through transactions not having the approval of the Board of Directors, including:

               A provision providing for classification of the Board into three classes comprised of as nearly equal a number of directors as possible, establishing the method of filling any vacancies, and providing that directors may be removed only for cause;

               A provision requiring the affirmative vote of 80% of the
            outstanding shares of all classes of capital stock of the Company entitled to vote for directors in order to authorize certain "Business Combinations." Any such Business Combination will also be required to meet certain "fair price" and procedural requirements. Neither an 80% stockholder vote nor "fair price" will be required for any Business Combination which has been approved by two-thirds of the "Continuing Directors;"

               A provision permitting the Board of Directors to consider
            certain specified factors in determining whether or not to approve certain Business Combinations;

               A provision requiring that action by stockholders be taken only at a stockholders' meeting and limiting the ability of stockholders to call a special meeting; and

               A provision providing that certain Articles of the
            Certificate of Incorporation, as amended, cannot be altered except by 80% of the stockholders entitled to vote unless approved by two-thirds of the Continuing Directors.

            The Transfer Agent and Registrar for the Common Stock is Norwest Bank Minnesota, N.A., South Saint Paul, Minnesota.

            RIGHTS. On November 3, 1988, the Board of Directors of the Company declared a dividend of one Right for each outstanding share of Common Stock. The description and terms of the Rights are set forth in a Rights Agreement, dated as of November 3, 1988 (the "Rights Agreement"), between the Company and Norwest Bank Minnesota, N.A., as Rights Agent. Each Right entitles the registered holder, until the earlier of November 18, 1998 and the redemption of the Rights, to purchase from the Company two-thirds of one one-hundredth (one one-hundred-and-fiftieth) of a share of Series A Preference Stock ("Preference Share") at an exercise price of $50 per one one-hundredth ($33.33 per one one-hundred-and-fiftieth) of a Preference Share (the "Purchase Price"), subject to certain adjustments.

            Capitalized terms used in the following description and not otherwise defined herein have the meanings set forth in the Rights Agreement.

            The Rights initially are represented by the certificates for Common Stock and will not be exercisable or transferable apart from the Common Stock until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons ("Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock or (ii) 10 days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 30% or more of such outstanding Common Stock (the earlier of such dates being called the "Distribution Date").

            In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right multiplied by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, in accordance with the terms of the Rights Agreement, such number of shares of common stock of the acquiring company as shall be equal to the result obtained by (i) multiplying the then current exercise price of a Right by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, and (ii) dividing that product by 50% of the then current per share market price of the common stock of the acquiring company on the date of consummation of such merger or other business combination.

            In the event that any Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at a price equal to the then current exercise price of the Right multiplied by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, in accordance with the terms of the Rights Agreement and in lieu of Preference Shares, such number of shares of Common Stock of the Company as shall be equal to the result obtained by (i) multiplying the then current exercise price of the Right by the number of one one-hundredths of a Preference Share for which a Right is then exercisable, and (ii) dividing that product by 50% of the then current per share market price of the Company's Common Stock on the date such person became an Acquiring Person.

            The Rights will first become exercisable on the Distribution Date (unless sooner redeemed) and could then begin trading separately from the Common Stock. The Rights will expire on November 18, 1998 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case as described below.

            At any time prior to the time any person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01333 per Right (the "Redemption Price"). No redemption will be permitted after the time any person becomes an Acquiring Person. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

            The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, and, provided there is no Acquiring Person, to extend the period during which the Rights may be redeemed, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

            The Purchase Price payable, and the number of Preference
          Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preference Shares, (ii) upon the grant to holders of the Preference Shares of certain rights or warrants to subscribe for or purchase Preference Shares at a price, or securities convertible into Preference Shares with a conversion price, less than the then current market price of the Preference Shares or (iii) upon the distribution to holders of the Preference Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preference Shares) or of subscription rights or warrants (other than those referred to above).

            The number of outstanding Rights and the number of one one-hundredths of a Preference Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

            Preference Shares purchasable upon exercise of the Rights will not be redeemable. Each Preference Share will be entitled to a preferential quarterly dividend payment equal to the greater of
          (a) $1 per share or (b) 150 times the aggregate dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preference Shares will be entitled to a preferential liquidation payment of $100 per share, provided that holders of the Preference Shares will be entitled to an aggregate amount per share equal to 150 times the aggregate amount to be distributed per share to the holders of shares of Common Stock. Each Preference Share will have no vote, except as otherwise provided for by law or as set forth in the Company's Certificate of Incorporation, as amended. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preference Share will be entitled to receive 150 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

            Because of the nature of the Preference Shares' dividend and liquidation rights, the value of the number of one one-hundredths of a Preference Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

            With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preference Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preference Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preference Shares on the last trading day prior to the date of exercise.

            One Right was distributed to shareholders of the Company for each share of Common Stock owned of record by them on November 18, 1988. Until the Distribution Date, the Company will issue one Right with each share of Common Stock that shall become outstanding so that all shares of Common Stock will have attached Rights.

            The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that any person becomes an Acquiring Person, since until such time the Rights may be redeemed by the Company at $.01333 per Right.

                                 PLAN OF DISTRIBUTION

             The Company and the Selling Shareholders may sell the Offered Shares in one of four ways: (i) through the solicitation of proposals of underwriters or dealers to purchase the Offered Shares, (ii) through underwriters or dealers on a negotiated basis, (iii) directly to a limited number of purchasers or to a single purchaser or (iv) through agents. The applicable Prospectus Supplement with respect to the Offered Shares will set forth the terms of the offering of such Offered Shares, including the name or names of any underwriters, the purchase price of such Offered Shares and the net proceeds to the Company and the Selling Shareholders from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
          In addition, any Offered Shares offered for sale by the Selling Shareholders that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

             If underwriters are used in the sale, such Offered Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms. The underwriter or underwriters with respect to a particular underwritten offering of Offered Shares will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in a Prospectus Supplement, the obligations of the underwriters to purchase the Offered Shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Offered Shares if any are purchased.

             The Offered Shares may be sold directly by the Company and the Selling Shareholders or through agents designated by the Company and the Selling Shareholders from time to time. The applicable Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Offered Shares and any commissions payable by the Company or the Selling Shareholders to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

             The Selling Shareholders and any broker-dealer or agents that participate with the Selling Shareholders in the distribution of the Offered Shares offered for sale by the Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of such Offered Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

             The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Company and the Selling Shareholders to indemnification or contribution by the Company and the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act.

             The place and time of delivery for the Offered Shares in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.


                                       EXPERTS

             The Company's audited consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon such report and upon the authority of said firm as experts in accounting and auditing in giving said report.

             The information set forth in the reports, each dated January 12, 1998, of Ralph E. Davis Associates, Inc. concerning oil and natural gas reserves, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, has been reviewed and verified by Ralph E. Davis Associates, Inc. and has been incorporated herein in reliance upon the authority of said firm as experts.

             The information set forth in the report, dated May 9, 1994, of Weir International Mining Consultants relating to lignite coal reserves of Knife River, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, has been reviewed and verified by Weir International Mining Consultants and has been incorporated herein in reliance upon the authority of said firm as experts.


                                    LEGAL OPINIONS

             The validity of the Offered Shares has been passed upon for the Company by Lester H. Loble, II, Esq., General Counsel for the Company and also by Reid & Priest LLP, 40 West 57th Street, New York, New York 10019, and will be passed upon for any underwriter, dealer or agent by Berlack, Israels & Liberman
          LLP, 120 West 45th Street, New York, New York 10036.

          NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY SELLING SHAREHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

             SEC Registration Fee . . . . . . . . . . . .     $ 35,543.82
             Listing Fees . . . . . . . . . . . . . . . .     $ 47,360.00
             Printing and Engraving Expenses  . . . . . .     $ 30,000.00
             Transfer Agent Fees  . . . . . . . . . . . .     $  3,800.00
             Legal Fees and Expenses**  . . . . . . . . .     $125,000.00
             Accountants' Fees and Expenses . . . . . . .     $ 15,000.00
             Miscellaneous  . . . . . . . . . . . . . . .        3,296.18
                                                              -----------

                Total . . . . . . . . . . . . . . . . . .     $260,000.00
                                                              ===========

          ----------
          *    All amounts other than the SEC registration fee are estimated.
          ** Includes $50,000 in legal fees and expenses to be paid by the Selling Shareholders.

          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             The Company's Bylaws include the following provision:

             7.07 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

             (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

             (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

             (c) To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
                    (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

             (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct as set forth in subsections (a) and (b) of this Section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

             (e) Expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section. Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director. In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys' fees and expenses incurred in the action to enforce the application and the rights granted in this
                    Section 7.07. Expenses (including attorneys' fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

             (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

             (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

             (h) For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

             (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participant or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

             (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

             Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. The Company maintains liability insurance protecting it, as well as its directors and officers, against liability by reason of their being or having been directors or officers.

          ITEM 16.  EXHIBITS.

          Exhibit
          No.          Description
          --------     -----------

          **1          Form of Underwriting Agreement.

          *4(a) Restated Certificate of Incorporation of the Company, as amended to date (filed as Exhibit 3(a) to Form 10-K for the year ended December 31, 1994, in File No. 1-3480).

          *4(b) Bylaws of the Company, as amended to date (filed as Exhibit 3(b) to Form 10-K for the year ended December 31, 1997, in File No. 1-3480).

          *4(c) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee) (filed as Exhibit 4(a) in Registration No. 33-66682).

          *4(d) Forty-sixth, Forty-seventh and Forty-eighth Supplements to the Indenture of Mortgage between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee) (filed as Exhibits 4(e), 4(f) and 4(g), respectively, in Registration No. 33-53896).

          *4(e) Rights Agreement, dated as of November 3, 1988, between the Company and Norwest Bank Minnesota, N.A., Rights Agent, (filed as Exhibit 4(c) in Registration No. 33-66682).

          5(a) Opinion of Lester H. Loble, II, Esq., General Counsel to the Company.

          5(b)         Opinion of Reid & Priest LLP, counsel to the
                       Company.

          23(a)        Consent of Arthur Andersen LLP.

          23(b)        Consent of Ralph E. Davis Associates, Inc.

          23(c)        Consent of Weir International Mining Consultants.

          23(d) The consents of Lester H. Loble, II, Esq. and Reid & Priest LLP are contained in their opinions filed as
                       Exhibit 5(a) and Exhibit 5(b), respectively, to this Registration Statement.

          24 Power of Attorney is contained on page II-7 of this Registration Statement.

          --------------

          *  Incorporated herein by reference as indicated.
          ** To be filed by Form 8-K.

          ITEM 17.  UNDERTAKINGS.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             Provided, however, that paragraphs (a) and (b) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (5) If the securities to be registered are to be offered at competitive bidding, the undersigned registrant hereby undertakes
          (i) to use best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

                                  POWER OF ATTORNEY

             Each director and/or officer of the registrant whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

                                      SIGNATURES

             Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 25th day of March, 1998.

                                            MDU RESOURCES GROUP, INC.


                                            By: /s/ Harold J. Mellen, Jr.
                                               ----------------------------
                                               Harold J. Mellen, Jr.
                                               President and Chief
                                               Executive Officer

            Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                    Title                Date
                 ---------                    -----                ----

        /s/ Harold J. Mellen, Jr.      Chief Executive         March 25, 1998
        -------------------------      Officer and Director
        Harold J. Mellen, Jr.

        /s/ Douglas C. Kane            Chief Administrative    March 25, 1998
        -------------------------      and Corporate
        Douglas C. Kane                Development Officer
                                       and Director

        /s/ Warren L. Robinson         Chief Financial         March 25, 1998
        -------------------------      Officer
        Warren L. Robinson

        /s/ Vernon A. Raile            Chief Accounting        March 25, 1998
        -------------------------      Officer
        Vernon A. Raile


        /s/ John A. Schuchart          Director                March 25, 1998
        -------------------------
        John A. Schuchart
        (Chairman of the Board)

        /s/ San W. Orr, Jr.            Director                March 25, 1998
        -------------------------
        San W. Orr, Jr.
        (Vice Chairman of the Board)

        /s/ Thomas Everist             Director                March 25, 1998
        -------------------------
        Thomas Everist

        /s/ Richard L. Muus            Director                March 25, 1998
        -------------------------
        Richard L. Muus

             Signature                       Title                Date
             ---------                       -----                ----


        /s/ Robert L. Nance                 Director           March 25, 1998
        -------------------------
        Robert L. Nance

        /s/ John L. Olson                   Director           March 25, 1998
        -------------------------
        John L. Olson

        /s/ Harry J. Pearce                 Director           March 25, 1998
        -------------------------
        Harry J. Pearce

        /s/ Homer A. Scott, Jr.             Director           March 25, 1998
        -------------------------
        Homer A. Scott, Jr.

        /s/ Joseph T. Simmons               Director           March 25, 1998
        -------------------------
        Joseph T. Simmons

        /s/ Sister Thomas Welder, O.S.B.    Director           March 25, 1998
        --------------------------------
        Sister Thomas Welder, O.S.B.

                                    EXHIBIT INDEX


     **1     Form of Underwriting Agreement.

     *4(a) Restated Certificate of Incorporation of the Company, as amended to date (filed as Exhibit 3(a) to Form 10-K for the year ended December 31, 1994, in File No. 1-3480).

     *4(b) Bylaws of the Company, as amended to date (filed as Exhibit 3(b) to Form 10-K for the year ended December 31, 1997, in File No. 1-
             3480).

     *4(c) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992, between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee) (filed as Exhibit 4(a) in Registration No. 33-66682).

     *4(d) Forty-sixth, Forty-seventh and Forty-eighth Supplements to the Indenture of Mortgage between the Company and The New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee) (filed as Exhibits 4(e), 4(f) and 4(g), respectively, in Registration No. 33-53896).

     *4(e) Rights Agreement, dated as of November 3, 1988, between the Company and Norwest Bank Minnesota, N.A., Rights Agent, (filed as Exhibit 4(c) in Registration No. 33-66682).

     5(a)    Opinion of Lester H. Loble, II, Esq., General Counsel to the
             Company.

     5(b)    Opinion of Reid & Priest LLP, counsel to the Company.

     23(a)   Consent of Arthur Andersen LLP.

     23(b)   Consent of Ralph E. Davis Associates, Inc.

     23(c)   Consent of Weir International Mining Consultants.

     23(d) The consents of Lester H. Loble, II, Esq. and Reid & Priest LLP are contained in their opinions filed as Exhibit 5(a) and Exhibit 5(b), respectively, to this Registration Statement.

     24 Power of Attorney is contained on page II-7 of this Registration Statement.

     --------------

     * Incorporated herein by reference as indicated.
     ** To be filed by Form 8-K.